Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in: (1) Post-Effective Amendment No. 2 to Registration Statement (Form S-3 No. 333-68019) of Marvel Entertainment, Inc. (formerly Marvel Enterprises, Inc.); (2) Registration Statement (Form S-3 No. 333-101426) of Marvel Entertainment, Inc.; (3) Registration Statement (Form S-8 No. 333-76655) pertaining to the 1998 Stock Incentive Plan of Marvel Entertainment, Inc.; (4) Registration Statement and Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-101422) pertaining to the 1998 Stock Incentive Plan of Marvel Entertainment, Inc.; and (5) Registration Statement (Form S-8 No. 333-127196) pertaining to the 2005 Stock Incentive Plan of Marvel Entertainment, Inc. of our report dated February 25, 2005, with respect to the consolidated financial statements and schedule of Marvel Entertainment, Inc. for the year ended December 31, 2004 included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

New York, New York

March 1, 2007